EXHIBIT 32.1

Section 1350 Certification

Pursuant to U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (“Section 906”), Alvin S. Trenk, the Chief Executive Officer (principal executive officer), and Ronald J. Ricciardi, the President (principal financial officer) of Saker Aviation Services, Inc. does hereby certify that:

1.   The Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2016 (the “Report”) of Saker Aviation Services, Inc. fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of Saker Aviation Services, Inc.

Date: November 14, 2016	By:	/s/ Alvin S. Trenk
Alvin S. Trenk
Chief Executive Officer (principal executive officer)

Date: November 14, 2016	By:	/s/ Ronald J. Ricciardi
Ronald J. Ricciardi
President (principal financial officer)

A signed original of this written statement required by Section 906 has been provided to Saker Aviation Services, Inc. and will be retained by Saker Aviation Services, Inc., and furnished to the Securities and Exchange Commission or its staff upon request.